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Exhibit 99.5

        LETTER TO CLIENTS

Offer by
OXFORD AMHERST CORPORATION
a wholly owned subsidiary
of
ABBVIE INC.
to Exchange Each Outstanding Share of Common Stock of
PHARMACYCLICS, INC.
for
$152.25 in Cash and
$109.00 in Fair Market Value of Shares of Common Stock of AbbVie Inc.
or
$261.25 in Cash
or
$261.25 in Fair Market Value of Shares of Common Stock of AbbVie Inc.

(subject in each case to the election procedures and, in the case of an all-cash election or an all-stock election, to the proration procedures described in the prospectus/offer to exchange and this letter of election and transmittal)

THE OFFER AND THE WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, AT THE END OF APRIL 17, 2015, UNLESS EXTENDED. SHARES TENDERED PURSUANT TO THE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION OF THE OFFER.

March 23, 2015

To Our Clients:

        Enclosed for your consideration are a prospectus/offer to exchange and related letter of election and transmittal in connection with the offer by Oxford Amherst Corporation (the "Offeror"), a Delaware corporation, and a wholly owned subsidiary of AbbVie Inc. ("AbbVie"), a Delaware corporation to exchange, for each issued and outstanding share of common stock, par value $0.0001 per share ("Pharmacyclics Common Stock"), of Pharmacyclics, Inc. ("Pharmacyclics"), at the election of the holder:

  •
  the mixed consideration ($152.25 in cash and a number of shares of AbbVie common stock equal to $109 divided by the volume weighted average sale price per share of AbbVie common stock as reported on the New York Stock Exchange for the ten consecutive trading days ending on and including the second trading day prior to the final expiration date of the offer, as calculated by Bloomberg Financial LP under the function "ABBV UN Equity AQR" (the "AbbVie closing trading price"));

  •
  the all-cash consideration ($261.25 in cash); or

  •
  the all-stock consideration (a number of shares of AbbVie common stock equal to $261.25 divided by the AbbVie closing trading price),

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less any applicable withholding taxes, and subject in each case to the election and proration procedures described in the prospectus/offer to exchange and the related letter of election and transmittal.

        We (or our nominees) are the holder of record of shares of Pharmacyclics Common Stock held by us for your account. A tender of such shares of Pharmacyclics Common Stock can be made only by us as the holder of record and pursuant to your instructions. The enclosed letter of election and transmittal is furnished to you for your information only and cannot be used by you to tender shares of Pharmacyclics Common Stock held by us for your account. Accordingly, we request instructions as to whether you wish us to tender pursuant to the offer any or all of the shares of Pharmacyclics Common Stock held by us for your account.

        IF YOU INSTRUCT US TO TENDER SHARES HELD FOR YOUR ACCOUNT AND FAIL TO INSTRUCT US AS TO WHICH ELECTION YOU WANT US TO MAKE WITH RESPECT TO THOSE SHARES, WE WILL MAKE NO ELECTION FOR YOU AND AS A RESULT YOU WILL BE TREATED AS IF YOU MADE AN ELECTION FOR MIXED CONSIDERATION.

        We urge you to read the enclosed prospectus/offer to exchange and letter of election and transmittal regarding the offer carefully before instructing us to tender your shares of Pharmacyclics Common Stock.

        If you wish to have us tender any or all of your shares of Pharmacyclics Common Stock held by us for your account, please so instruct us by completing, executing, detaching and returning to us the instruction form set forth on the back page of this letter. You should also complete, sign and return an IRS Form W-9 to us. An envelope to return your instructions to us is enclosed. If you authorize tender of your shares of Pharmacyclics Common Stock, all such shares of Pharmacyclics Common Stock owned by you will be tendered (in accordance with the election, if any, that you specify) unless otherwise specified in your instructions. YOUR INSTRUCTIONS AND THE IRS FORM W-9 SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION TIME OF THE OFFER.

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Instructions with Respect to the Offer to Exchange

Each Outstanding Share of Common Stock

Of

PHARMACYCLICS, INC.

        The undersigned acknowledge(s) receipt of your letter and the enclosed prospectus/offer to exchange and the related letter of election and transmittal in connection with the offer by Oxford Amherst Corporation (the "Offeror"), a Delaware corporation, and a wholly owned subsidiary of AbbVie Inc. ("AbbVie"), a Delaware corporation to exchange, for each issued and outstanding share of common stock, par value $0.0001 per share ("Pharmacyclics Common Stock"), of Pharmacyclics, Inc. ("Pharmacyclics"), at the election of the holder:

  •
  the mixed consideration;

  •
  the all-cash consideration; or

  •
  the all-stock consideration,

less any applicable withholding taxes, and subject in each case to the election and proration procedures described in the prospectus/offer to exchange and the related letter of election and transmittal.

        With respect to the offer described in the prospectus/offer to exchange, the undersigned hereby instructs you (check appropriate box):

  ☐
  To tender ALL shares of Pharmacyclics Common Stock held by you for the account of the undersigned*

  ☐
  To tender SOME shares of Pharmacyclics Common Stock held by you for the account of the undersigned.

        If the undersigned is instructing you to tender some or all of the shares of Pharmacyclics Common Stock held by you for the account of the undersigned, the undersigned agrees and acknowledges that you are authorized to tender the number of shares of Pharmacyclics Common Stock indicated below (or if no number is indicated below, all shares of Pharmacyclics Common Stock) held by you for the account of the undersigned, pursuant to the election(s) (if any) specified below and upon the terms and subject to the conditions set forth in the prospectus/offer to exchange and the related letter of election and transmittal. The undersigned acknowledge(s) that any shares of Pharmacyclics Common Stock tendered, but for which no election is made below, will be treated as if the undersigned made the election for mixed consideration.

Check ONE box if the undersigned wishes to tender ALL of the undersigned's shares of Pharmacyclics Common Stock for one of the elections:

☐
CHECK HERE TO ELECT MIXED CONSIDERATION FOR ALL SHARES TENDERED

☐
CHECK HERE TO ELECT ALL-CASH CONSIDERATION FOR ALL SHARES TENDERED

☐
CHECK HERE TO ELECT ALL-STOCK CONSIDERATION FOR ALL SHARES TENDERED

If the undersigned checks more than one box, any shares of Pharmacyclics Common Stock tendered will be treated as if the undersigned made the election for mixed consideration.

List below the number of shares of Pharmacyclics Common Stock the undersigned desires to tender by election type:

        If the undersigned did not check a box above and would like to make more than one election for the shares of Pharmacyclics Common Stock the undersigned would like to tender, indicate the number of shares next to each desired election below. The total number of shares of Pharmacyclics Common Stock next to the three elections should not exceed the number of shares of Pharmacyclics Common Stock in the undersigned's account. If the undersigned leaves the election options blank or the undersigned makes elections for less than all the shares the undersigned has indicated the undersigned wishes to tender, the undersigned will be treated as if the undersigned made an election made for

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mixed consideration with regards to those shares for which an election was not made. If the undersigned has checked one of the boxes above, that election will govern all of the undersigned's shares of Pharmacyclics Common Stock and any numbers entered next to the election below will be disregarded. If the number of shares of Pharmacyclics Common Stock below exceeds the total number of shares in the undersigned's account, the undersigned will be reduced equally in the undersigned's elections or on a pro rata basis relative to the number of shares the undersigned indicated for each election.

                             NUMBER OF SHARES TENDERED FOR MIXED CONSIDERATION

                             NUMBER OF SHARES TENDERED FOR THE ALL-CASH ELECTION

                             NUMBER OF SHARES TENDERED FOR THE ALL-STOCK ELECTION

ALL ELECTIONS ARE SUBJECT TO THE ELECTION AND PRORATION PROCEDURES DESCRIBED IN THE PROSPECTUS/OFFER TO EXCHANGE AND THE RELATED LETTER OF ELECTION AND TRANSMITTAL. ANY SHARES OF PHARMACYCLICS COMMON STOCK TENDERED BUT FOR WHICH NO ELECTION IS MADE ABOVE WILL BE TREATED AS IF THE HOLDER MADE AN ELECTION FOR MIXED CONSIDERATION.

ACCOUNT NUMBER:

NUMBER OF SHARES OF PHARMACYCLICS COMMON STOCK BEING TENDERED HEREBY:              SHARES*

        The method of delivery of this document is at the election and risk of the tendering shareholder. If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

*
If left blank or if the undersigned checked the box to tender all of the undersigned's shares above, it will be assumed that all shares of Pharmacyclics Common Stock held by us for the undersigned's account are to be tendered. If the undersigned checked the box to tender all of the undersigned's shares above, any number entered in this section will be disregarded.

Dated: , 2015
(Signature(s))
Please Print Name(s)
Address(es):

(Zip Code)

Area Code and Telephone No.(s)

Taxpayer Identification or Social Security No.(s)

        PLEASE RETURN THIS FORM TO THE BROKERAGE FIRM MAINTAINING THE UNDERSIGNED'S ACCOUNT, NOT TO THE EXCHANGE AGENT, INFORMATION AGENT, ABBVIE OR OFFEROR.

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  Exhibit 99.5